                                                                 Exhibit (l)(1)

                                                                  June 23, 2005

The China Fund, Inc.
225 Franklin Street
Boston, Massachusetts 02111

Ladies and Gentlemen:

         We have acted as counsel for The China Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the
Securities and Exchange Commission under the Securities Act of 1933, as amended
(the "1933 Act"), and the Investment Company Act of 1940, as amended, of a
Registration Statement on Form N-2 (File Nos. 333-124392 and 811-05749) (the
"Registration Statement") relating to the issuance by the Fund of transferable rights (the "Rights") to subscribe for up to 4,250,000 shares of Common Stock of the Fund, par value $0.01 (the "Shares").

         In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.
Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

         1. The Fund is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the
State Department of Assessments and Taxation of Maryland.

         2. The Shares have been duly authorized and, when issued and delivered upon the exercise of Rights in the manner contemplated by the Registration
Statement and in accordance with the resolutions adopted by the Board of
Directors of the Fund relating to the registration, listing, sale and issuance of the Shares and the issuance of the Rights, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

         Our opinion is limited to the laws of the State of New York and the
Federal laws of the United States. As to certain matters governed by the laws of the State of Maryland, we have relied on the opinion of DLA Piper Rudnick Gray
Cary US LLP, a copy of which is attached hereto.

                                                  Very truly yours,

                                                 /s/ Clifford Chance US LLP